Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-258237, 333-263926, 333-270594, 333-277379, and 333-285299) on Form S-8 and (Nos. 333-270593 and 333-292329) on Form S-3 of our report dated February 26, 2026, with respect to the consolidated financial statements of Nuvalent, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

February 26, 2026